Exhibit 21

INTERACTIVE DATA CORPORATION & SUBSIDIARIES

Company Name	State or Country of Incorporation
Interactive Data Pricing and Reference Data LLC	Delaware
BondEdge Solutions LLC	Delaware
Subsidiaries of Interactive Data Pricing and Reference Data LLC
Interactive Data Canada Inc.	Canada

Interactive Data Luxembourg Holding S.A.R.L.	Luxembourg
Subsidiaries of Interactive Data Luxembourg Holding S.A.R.L.
Interactive Data Luxembourg Management S.A.R.L.	Luxembourg
Subsidiaries of Interactive Data Luxembourg Management S.A.R.L.
Interactive Data Cayman Ltd. IDCO Worldwide Holdings Ltd.	Cayman Islands United Kingdom
Subsidiaries of IDCO Worldwide Holdings Ltd.
IDCO Overseas Capital Management Ltd. IDCO Overseas Holdings Ltd.	United Kingdom United Kingdom
Subsidiaries of IDCO Overseas Holdings Ltd.

Interactive Data (Ireland) Ltd.

Interactive Data (Jersey) Ltd.

Interactive Data (Hong Kong) Ltd.

Interactive Data (Australia) Pty. Ltd.

Interactive Data Desktop Solutions (Europe) Ltd.

Interactive Data Corp. France S.A.S.

Interactive Data (Singapore) PTE Ltd.

Interactive Data (Europe) Ltd.

Ireland Channel Islands, UK Hong Kong, PRC Australia United Kingdom France Singapore United Kingdom
Subsidiaries of Interactive Data (Europe) Ltd.
Interactive Data Japan KK Interactive Data Kler’s S.r.l. Interactive Data Finance Ltd. Exshare Computing Ltd.	Japan Italy United Kingdom United Kingdom

Interactive Data Management & Services Verwaltungs GmbH	Germany
Subsidiaries of Interactive Data Management & Services Verwaltungs GmbH
Interactive Data Managed Solutions Nordic Oy Interactive Data Managed Solutions AG	Finland Germany
Subsidiaries of Interactive Data Managed Solutions AG
Interactive Data Managed Solutions SAS Interactive Data Managed Solutions S.L. Interactive Data Managed Solutions Ltd. Interactive Data Managed Solutions AG Interactive Data Managed Solutions S.r.l.	France Spain United Kingdom Switzerland Italy

Interactive Data Real-Time Group, Inc.	Delaware

Interactive Data Real-Time Services, Inc.	New York

Interactive Data Online Properties, Inc.	Delaware

IDCO Canada Holdings, Inc.	Canada